PATENT TRANSFER AND SALE AGREEMENT

THIS AGREEMENT (hereinafter: "the Agreement") made this day of July 27, 2010 between Ilanit Appelfeld from 35 Shaul Hamelech St. Tel Aviv, Israel (hereinafter: “the Seller”) and Advanced Ventures Corp., a Delaware Corporation, having its principle place of business at 113 Barksdale Professional Center, Newark , Delaware , 19711 USA
 (the "Buyer").

WITNESSETH:

WHEREAS, the Buyer solely owns all right, title, and interest in and to the Patent (as defined below), including all intellectual property rights therein;

WHEREAS, the Seller desires to sell and transfer the Patent and all of its respective rights, title and interests therein to THE BUYER, and THE BUYER desires to buy and acquire the Patent and all intellectual property rights therein;

WHEREAS, THE BUYER is interested to purchase the Patent as defined below from the Seller.

NOW, THEREFORE, in consideration of the receipt of the payments specified hereunder, the parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

"The Patent": United States Patent number: 6,743,209, titled "Catheter with integral anchoring means ". A copy of the specifications and of the drawings of the Patent is attached here to as Annex 1.

2.	CONVEYANCE OF RIGHTS (ASSIGNMENT)

2.1.
Effective as of July 27, the Seller hereby transfers, assigns, and relinquishes exclusively to THE BUYER all of its rights, title, and interest in and to, the Patent, free and clear of any lien, claim, license, in perpetuity (or for the longest period of time otherwise permitted by law).

2.2.	Seller shall sign the assignment attached hereto as Annex 2 upon the signature of this agreement.

3.	CONSIDERATION

3.1
In consideration for the transfer of rights in the Patent under this Agreement, THE BUYER shall pay the Seller US$17,500 (Seventeen thousand and five hundred United States Dollars) (hereinafter: "the Consideration”).

4.	WARRANTIES OF TITLE

4.1	THE BUYER’s Representations and obligations.

THE BUYER represents and warrants that the execution, delivery and performance of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which THE BUYER is a party or by which it is bound.

4.2	Seller’s Representations.

The Seller represents and warrants that THE BUYER shall receive pursuant to this Agreement complete and exclusive right, title, and interest in and to the Patent and the Patent is free and clear of any lien, charge, license, tracing rights, preemptive rights or other rights, or equities whatsoever of any third party.

5.	MISCELLANEOUS

a.
It is hereby agreed between the parties that the Seller may terminate the agreement within 30 days of signature of this agreement. In such case, the Seller will return to the Buyer all sums that it has received under this agreement.

b.
The Seller hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clause herein.

c.	All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors or assigns of THE BUYER.

d.
This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of ISRAEL. It is hereby agreed between the parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Tel Aviv, Israel.

e.
All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

If to THE BUYER:
113 Barksdale Professional Center, Newark,
Delaware , 19711 USA
Attention: Jacky Shenker

If to the seller
Ilanit Appelfeld
P.O.B 18253
35 Shaul Hamelech St.
Tel Aviv, Israel

f.
No delay or omission by THE BUYER in exercising any right under this Agreement shall operate as a waiver of that or any right.  A waiver or consent given by THE BUYER or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

g.	The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope of any section of this Agreement.

h.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

i.	This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

By (Signature): _____________________ Name: Ilanit Appelfeld Title: Seller s/Ilanit Appelfeld	By (Signature): _____________________ Name: Jacky Shenker on behalf of Advanced Ventures Corp Title: CEO _____________________ s/Jacky Shenker

US006743209B2

(12) United States Patent
Brown et al.

(10) Patent No.: US 6,743,209 B2
(45) Date of Patent: Jun. 1, 2004

(54) CATHETER WITH INTEGRAL ANCHORING MEANS

(76) Inventors: **John Howell Brown**, 303 Arnold Mill Rd., Woodstock, GA (US) 30188; **Wallace Maurice Sumner**, 1697 Hillside St., Marietta, GA (US) 30066-4194

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 0 days.

(21) Appl. No.: **10/193,890**

(22) Filed: **Jul. 12, 2002**

(65) **Prior Publication Data**

US 2004/0010232 A1 Jan. 15, 2004

(51) **Int. Cl.**[7] **A61M 3/32**; A61M 1/00; A01J 3/00; A01J 5/00

(52) **U.S. Cl.** **604/174**; 604/175; 604/327; 119/14.02

(58) **Field of Search** 604/714, 523, 604/500, 533, 93, 175, 327, 329, 331; 128/760, 761, 767, 768; 119/14.02

(56) **References Cited**

U.S. PATENT DOCUMENTS

2,127,903 A		8/1938	Bowen	
3,730,187 A		5/1973	Reynolds	
3,821,957 A		7/1974	Riely	
4,057,066 A		11/1977	Taylor	
4,230,110 A		10/1980	Beroff	
4,392,854 A		7/1983	Ibach	
4,650,473 A		3/1987	Bartholomew	
4,906,233 A		3/1990	Moriuchi	
5,423,763 A	*	6/1995	Helland et al.	604/174
5,584,874 A	*	12/1996	Rugland et al.	607/132
6,053,902 A	*	4/2000	Bestetti et al.	604/523
6,221,060 B1		4/2001	Willard	

OTHER PUBLICATIONS

Jorgensen "On–Line" Veterinary Catalog. www.jorvet.com; Chapter XVIII, p. 107, "Jackson Cat Catheter".

Kendall Tyco Healthcare "On–Line" Healthcare Products Catalog. www.kendallhq.com; Vet Medical Catalog, Animal Health Medical Section, Sovereign Sterile Tom Cat Catheters with Non–Slip Suturing Adapter (p. 39).

* cited by examiner

Primary Examiner—Brian L. Casler
Assistant Examiner—Roz Maiorino

(57) **ABSTRACT**

The object of this invention is to provide a simple, safe, convenient and economical means of securing catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is integrally formed during manufacture with the forming of the catheter resulting in a one-piece multipurpose combination construction unit.

7 Claims, 3 Drawing Sheets

48
64
62
54
60
66
50
68
52

U.S. Patent Jun. 1, 2004 Sheet 1 of 3 US 6,743,209 B2

16
14
18
18
20
12
10
11

FIG. 1

32a
24
22
30
30
26
32b
28

FIG. 2

40
42
42
38
36
42
34

FIG. 3

46
44

FIG. 4

U.S. Patent Jun. 1, 2004 Sheet 2 of 3 US 6,743,209 B2

52
50
48
54

FIG. 5

52
50
56
48
54

FIG. 6

52
50
48
54

FIG. 7

U.S. Patent Jun. 1, 2004 Sheet 3 of 3 US 6,743,209 B2

62
60
50
52
68
48
64
54
66

FIG. 8

US 6,743,209 B2

1

CATHETER WITH INTEGRAL ANCHORING MEANS

CROSS-REFERENCES TO RELATED APPLICATIONS

Not applicable.

STATEMENT REGARDING FEDERALLY SPONSORED RESEARCH OR DEVELOPMENT

Not applicable.

REFERENCE TO A "SEQUENCE LISTING", A TABLE, OR A COMPUTER PROGRAM LISTING APPENDIX SUBMITTED ON A COMPACT DISC

Not applicable.

BACKGROUND OF THE INVENTION

The present invention relates to a method of use for securing a urethral catheter to or at the outside of a patient's body in order to prevent or restrict undesirable movement or displacement of said catheter while in, on, or at the patient's body. This invention references the following U.S. patent classification/sub classification as the field of endeavor: CLASS 604/174 Surgery/Means for securing conduit to body.

Urethral catheters used in surgical or medical procedures for humans and animals alike usually require attachment to or at the patient's body in order to avoid undesirable tube movement or displacement. A variety of conventional methods are employed to secure a urethral catheter to a patient's body those of which include suturing, taping, strapping, stapling, rubber-banding, using pressure-sensitive adhesive pads or a combination thereof. Of all the preferred methods suturing is the most effective, durable and economical means of attaching urethral catheters to a patient's body.

In order to accommodate the attachment of a suture to a urethral catheter tube or member thereof, many catheter designs use different types of suture retention means that are located on various mating components such as catheter wing members, catheter flange members, catheter collars, catheter hubs, slip on suture pads and grooved tube members.

For example U.S. Pat. No. 3,730,187 to Reynolds reflects a urethral catheter using a tube mounted securing collar that can be sutured to a patient's body. U.S. Pat. No. 3,821,957 to Riley describes a utility catheter with a tube mounted retention slide whose lugs permit suturing to a patient's body. The utility catheter of U.S. Pat. No. 4,230,110 to Beroff comprises a hub section that is suture pierceable allowing suture attachment to a patient's body. The adapter body shown in U.S. Pat. No. 4,650,473 to Bartholomew is a device that fits on the proximal end of a blood vessel catheter and has suture holes at its wing tips and in addition a saddle for looping a suture across and then to a patient's body. The "Tom Cat" urethral catheter made by Kendall Sovereign is supplied with a frictional fit slip-on winged suturing adapter with suture holes that permit suturing to a patient's body. The "Jackson" urehral cat catheter made by Jorgensen Laboratories, Inc. is supplied with a button with holes that serves as an attachment for suture retention to a patient's body. U.S. Pat. No. 4,906,233 to Moriuchi uses a sliding catheter tube sleeve with an annular groove for retaining sutures that will be attached to a patient's body for intravenous use. Prior art U.S. Pat. No. 5,423,763 to Helland and U.S. Pat. No. 5,584,874 to Rugland are suture sleeves that slide over electrical lead catheters.

2

All of the aforementioned patents use suture type retention devices in order to anchor a catheter tube to a patient's body. However, these suture retention devices are individually constructed components thereby associated with additional manufacturing costs beyond the cost of the catheter tube proper.

Prior art U.S. Pat. No. 6,053,902 to Bestetti teaches a catheter tube with an adiacent suturingrib "welded" to a funnel shaped head on the inlet end and is designed strictly for implantation in a blood vessel of a patient's body and not for urethral insertion. The novel differences between Bestetti and the present invention are that the present invention is designed for urethral insertion and is a solidtary tapered onepiece construction unit from inlet to outlet with no breaks or divisions thus not requiring any additional welding or other steps of manufacture as Bestetti's does as described in his Detailed Deseription in his Specification. Bestetti does not teach a "tapered" catheter tube as the tapering is required to reduce pain in a urethral insertion procedure as the patient is not anesthetized and not undergoing surerg. Bestetti's catheter does not have a tagored outlet portion because the tapering is not required due to the fact that the patient is flirst anesctetized and the catheter is then surgically implanted in a blood vessel.

BRIEF SUMMARY OF THE INVENTION

The obiect of this invention is to provide a simple, safe, convenient and economical method of attaching urethral catheters to or at the outside of a human or other animal body by suturing, tying or taping to a tubular depression-shaped anchor member that is simultaneously and integrally constructively formed with the catheter tube proper durina manufacture resulting in a single one-piece solidtary tapered combination construction unit with no breaks or divisions.

The present invention applies to utral catheter devices constructed of plastic, rubber, glass, metal or other suitable materials. It is intended that this tubular depression-shaped anchor member of the catheter be integrally formed during manufacture with the forming of the overall catheter resulting in a one-piece urethral catheter construction unit. The prior art requires the manufacture and assembly of multiple components in order to produce an equal unit. The novel "built-in" tubular depression-shaped anchor member of this ural catheter obviously requires far less production material than that of the prior art thereby significantly reducing manufacturing costs. Also there are no individual or additional anchoring components to inspect, test, sterilize, package or distribute.

Due to the simplistic design of the present invention, medical personnel will not find it necessary to assemble various parts, hunt for misplaced parts or replace dropped parts. Suturing, tying or taping can irimmediately begin after finalizing catheter placement. This novel tubular depression-shaped anchor member is in very limited contact with the patient's body thus reducing the potential for bacterial growth and infection. The attachment site on or at the body remains visible and accessible at all times and can easily be observed or cleansed. The absence of suture pads, suture buttons and the like allow maximum air circulation to flow around the tubular depression-shaped anchor member. Due to its high visibility medical personnel will be able to readily severe sutures, ties or tape for urethral catheter repositioning or removal.

It is an object of the present invention that the tubular depression-shaped anchor mernber, whether it be configured

US 6,743,209 B2

3 4

as an hourglass type shape, a radial collar or a radial groove, that the tubular depression-shaped anor member be capable of retaining sutures, ties, tape or other similar fasteners.

It is also an object of the present invention that the tubular deression-shaped anchor member be used in straight, tapered, flexible or rigid tubing or a combination thereof.

Clearly this method of use is a significant improvement and an advantage over the prior art.

BRIEF DESCRIPTION OF THE SEVERAL VIEWS IF THE DRAWINGS

FIG. **1** is a perspective view of the prior art "Tom Cat" urethral catheter.

FIG. **2** is a perspective view of the prior art "Butterfly" intravenous catheter.

FIG. **3** is a perspective view of the prior art "Jackson" urethral cat catheter.

FIG. **4** is a perspective view of a prior art tapered red rubber medical tube that is used as a urethral catheter.

FIG. **5** is aperspective view of the present invention applied to a urethral catheter tube using an hourglass-type shaped anchoring configuration.

FIG. **6** is a perspective view of the present invention applied to a urethral catheter tube using a radial collar type anchoring design.

FIG. **7** is a perspective view of the present invention applied to a urethral catheter tube using a radial groove type anchoring design.

FIG. **8** is a perspective view of the present invention applied to a urethral catheter shown inserted in a feline urethra and sutured to the patient.

DETAILED DESCRIPTION OF THE INVENTION

Prior art FIG. **1** shows a typical "Tom Cat" urethral catheter made by Kendall Sovereign comprised of a semi-rigid polypropylene catheter tube **10** and a flexible polypropylene winged suturing adapter **12**. A tapered portion **14** at the proximal end of catheter tube **10** is supplied with an integral female luer end **16** for mounting a syringe or other medical device. Suturing adapter **12** is provided with a plurality of premolded suture holes **18**. This two-piece "Tom Cat" catheter design is assembled by slipping distal end **11** of catheter tube **10** through hub **20** which is molded in the center of suturing adapter **12**. Hub **20** provides a snug friction fit around tapered portion **14**. Once sutures are attached to the patient's body by utilizing suture holes **18**, the "Tom Cat" catheter becomes anchored thus avoiding catheter tube movement or displacement. Quite frequently however, the patient's biting and pulling of tapered portion **14** and or luer end **16** causes unwanted movement or removal of catheter tube **10** from the patient's body.

Prior art FIG. **2** shows a typical "Butterfly" intravenous catheter made by Abbott Laboratories comprised of a steel needle **22**, a flexible plastic winged suturing adapter **24** and a flexible length of plastic tube **26**. The proximal end of tube **26** is supplied with a female adapter **28** for mounting a syringe or other medical device. Suturing adapter **24** is provided with a plurality of premolded suture holes **30**. This four-piece "Butterfly" catheter design is anchored to the patient with sutures by utilizing suture holes **30** or by taping winged portions **32*a*** and **32*b*** to the patient.

Prior art FIG. **3** shows a typical "Jackson" urethral cat catheter made by Jorgensen Laboratories, Inc. comprised of a clear nylon catheter tube **34**, a nylon tapered portion **38** and a nylon suture button **36**. Tapered portion **38** is attached to the proximal end of catheter tube **34** and is supplied with an integral female luer adapter **40** for mounting a syringe or other medical device. Suture button **36** is provided with a plurality of premolded suture retention holes **42**. This three-piece "Jackson" catheter design is anchored to the patient with sutures by utilizing suture retention holes **42**.

FIG. **4** shows a typical tapered medical tube comprised of a length of flexible tubing **44** and a proximal integral funnel end **46** for mounting a syringe or other medical device. The medical tube shown is tsed as a urethral catheter and is made of medical red rubber tubing material. This one-piece medical tube has no anchoring means and is usually secured by taping the tube to the patient and is quite susceptible to loosening due to fluids.

FIG. **5** is an example of the present invention and is comprised of a urethral catheter tube **48**, a tubular depression-shaped anchor member **50**. a proximal integral female luer end **52** and a distal opening **54**. The present invention can be made from plastic, rubber, glass, metal or any other suitable material as long as tubular depression-shaped anchor member **50** is integrally formed during manufacture with the forning of catheter tube **48** resulting in a one-piece construction unit. Urethral catheter tube **48** can be tapered or straight or a combination thereof, as well as flexible or rigid. Luer end **52** can be provided as male or female as necessary to accommodate the mounting of syringes or other medical devices. Distal opening **54** can be open-ended or closedended with a lateral opening(s) or combination thereof.

The novelty of the present invention is the tubular depression-shaped anchor member **50**, which is shown as an hourglass-type shape configuration in FIG. **5**. As shown in FIG. **6** tubular depression-shaped anchor member **50** can also be formed with radial collars **56** similar to the radial collars in corrugated tubing, drinking straws and the like. As showvn in FIG. **7** the tubular depression-shaped anchor member can also be formed as a radial groove(s). Not limited to the tubular depression-shaped anchoring configuration designs as shown in urethral catheters FIG. **5**, FIG. **6** and FIG. **7**, an object of the present invention is that the tubular depression shape formed as the anchor member be able to retain sutures, ties, tape or other similar fasteners and restrict the urethral catheter from longitudinal movement.

FIG. **8** shows an example of the present invention applied to a feline urethral catheter. The feline penis **60** depicted is shown normally sheathed within the prepuce **62**. The catheter tube **48** is shown inserted in the urethra **64**. Distal opening **54** is shown terminating within bladder **66**. Luer end **52** remains outside of the patient's body for mounting a syringe or other medical device. The tubular depression-shaped anchor member **50** has been attached to the paticnt's skin (not shown) with sutures **68** thus restricting longitudinal movement of catheter tube **48**. The tubular depression-sbaped anchor member **50** can alternately be suture to prepuce **62** as well. Tubular depression-shaped anchor member **50** is shown here as an hourglass-type shape, but other anchoring configurations such as shown in FIG. **6** and FIG. **7** can be used as weel.

FIG. **8** clearly indicates that a urethral catheter can be simply, safely and economically attached to a patient without the need for any additional costly anchoring components as required and shown in prior art FIG. **1**, FIG. **3** and FIG. **4**.

US 6,743,209 B2

5

6

We claim:

1. A method of inserting and attaching a urethral catheter for use upon domestic male feline animals comprising the steps of providing a one-piece inseparable catheter tube and anchor member combination unit wherein said catheter tube comprises a proximal end and a distal end, and wherein said catheter tube distal end is elongated and dimensionally variably tapered, and wherein said anchor member is of tubular depression-shaped configuration that provides means for the attachment of sutures and is located adjacent to said proximal end, inserting said catheter tube distal end into said animals' urethra, and suturing said catheter anchor member to said animals' prepuce or prepuce base tissue area thereby preventing the removal or displacement of said catheter tube without also removing said anchor member.

2. The urethral catheter of claim 1 for use upon domestic male canine animals.

3. The urethral catheter of claim 1 for use upon domestic female feline and canine animals wherein said catheter anchor member is sutured to said animals' labia.

4. The urethral catheter of claim 1, claim 2 or claim 3 wherein said catheter anchor member is alternatively sutured to the adjacent epidermal area of the prepuce or prepuce base tissue area, and wherein said catheter anchor member is alternatively sutured to the adjacent epidermal area of the labia.

5. The urttlral catheter of claim 4 wherein said catheter anchor member is alternatively attached by taping, tying or gluing means in lieu of or combined with suturing.

6. The urethral catheter of claim 5 for use upon non-domestic animals including zoological and laboratory animals.

7. The urethral catheter of claim 1 for use upon male and female human patients wherein said catheter distal end is inserted into said humans' urethra and wherein said catheter anchor member is then sutured to said humans' prepuce or prepuce base tissue area, or labia, according to the sex, or adjacent epidermal areas, wherein preventing the removal or displacement of said catheter tube, due to its' novel inseparability from said anchor member, caused by said humans' voluntary or involuntary physical attempts or inadvertent body movement physical forces applied to or about said one-piece inseparable combination unit after said unit has been inserted in said humans' urethra and then sutured in place.

* * * * *

Attorney Docket No.:

ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned ("Seller") has sold and assigned, and by these presents hereby sells and assigns, unto:

Name :	Advanced Ventures Corp.
Address :	113 Barksdale Professional Center, Newark, Delaware

(hereinafter ASSIGNEE) all right; title and interest for the United States, territories and possessions, and for all other countries of the world, in and to his invention relating to:

One Piece Catheter

as set forth in his United States Patent 6,743,209
(check one)

☒    executed concurrently herewith,
☐     executed on
☐     Serial No.

in and to said United States Patent and all forms of industrial property protection, to be held and enjoyed by said ASSIGNEE, its successors, legal representatives and assigns to the full end of the term or terms for which any and all such Letters patent may be granted as fully and entirely as would have been held and enjoyed by the Seller had this Assignment not been made.

AND THE UNDERSIGNED HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to the said ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

AND EACH OF THE UNDERSIGNED HEREBY covenants and agrees that he has full right to convey the entire interest herein assigned, and that he has not executed, and will not execute, any agreement in conflict herewith.

AND EACH OF THE UNDERSIGNED HEREBY further covenants and agrees that he will communicate to the said ASSIGNEE, its successors, legal representatives and assigns, any facts known to him respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to aid the said ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper protection for said invention in all countries.

1

Seller :	Ilanit Appelfeld
CITIZENSHIP :	Israeli
RESIDENCE :	35 Shaul Hamelech St.
POST OFFICE ADDRESS :	P.O.B 18253, Tel Aviv, Israel
SIGNATURE :
DATE :

the execution by the Seller should be witnessed by at least two witnesses who sign here:

WITNESSES:

Signature:		Date:

Name:

Signature :		Date:
Name:

2